Exhibit 10.2

CONFIRMED CAPITAL AGREEMENT

between

MONEYTECH FINANCE PTY LIMITED

(ACN: 112 110 906)

and

THE PARTY NAMED AND DESCRIBED IN ITEM 2 OF SCHEDULE 1

and

THE PARTY NAMED AND DESCRIBED IN ITEM 3 OF SCHEDULE 1

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION		4
	1.1.	DEFINITIONS	4
	1.2.	INTERPRETATION	9
2	THE MONEYTECH EXCHANGE		10
	2.1	USE AND SECURITY	10
	2.2	ACCEPTANCE OF BUYER’S ACCOUNTS ETC.	10
	2.3	RESTRICTIONS	10
	2.4	CASH ADVANCES, REFUNDS, REBATES OR INCENTIVES	11
	2.5	CREDIT NOTES	11
	2.6	NO DIRECT BILLING OF CUSTOMERS	11
	2.7	CHARGES BY YOUR ASSOCIATES	11
	2.8	REJECTION OF CHARGES	12
	2.9	NO PREFERENCE TO OTHER CARDS	12
	2.10	NO ADDITIONAL CHARGE FOR ACCEPTING BUYER’S ACCOUNTS	12
3	CONFIRMED CAPITAL ACCOUNTS		12
	3.1	ISSUING OF CONFIRMED CAPITAL ACCOUNTS	12
	3.2	PRIMARY ACCOUNTHOLDERS	12
	3.3	SUPPLEMENTARY ACCOUNTHOLDERS	12
4	USING THE MONEYTECH EXCHANGE		13
	4.1	GENERAL PROVISION	13
	4.2	PROCESSING GUIDELINES	13
	4.3	PROCEDURE FOR USING MONEYTECH EXCHANGE	13
	4.4	MONEYTECH IS NOT LIABLE TO YOU	13
	4.5	IMPROPER TRANSACTIONS	14
	4.6	YOUR REPRESENTATIONS AND WARRANTIES	14
5	TRANSACTION ACCEPTANCE INSTRUCTIONS		14
	5.1	GENERAL PROVISIONS	14
	5.2	OFFER TO SELL RECEIVABLES	15
	5.3	WHEN YOU HAVE A BINDING CONTRACT WITH ONE OF YOUR CUSTOMERS	15
6	PROCESSING MANUAL CHARGES		15
	6.1	MANUAL CHARGES	15
	6.2	MANUAL CHARGES – SUMMARY OF CHARGES	15
	6.3	RECORD OF CHARGE FORM	16
7	PROCESSING OF MANUAL CHARGES BY APPROVED MEDIUM		16
	7.1	USING AN APPROVED MEDIUM	16
	7.2	FORMAT OF APPROVED MEDIUM	16
	7.3	NOTICE OF FAILURE TO SATISFY APPROVED FORMAT	16
	7.4	COSTS OF COMPLYING WITH LAWS	16
	7.5	ACCEPTING SUMMARY OF CHARGES IS NOT A WAIVER	17
8	PAYMENT OF CHARGES AND FEES		17
	8.1	LIABILITY OF MONEYTECH TO YOU	17
	8.2	PAYMENT AGAINST AUTHORISED TRANSACTIONS ONLY	17
	8.3	WHEN MONEYTECH WILL PAY CHARGES	17
	8.4	WITHHOLDING PAYMENT FOR CHARGES	17
	8.5	CALCULATION OF TIME OF SUBMISSION OF CHARGES	18
	8.6	CHARGES IN AUSTRALIA	18
	8.7	MSF FEE	18
	8.8	HOW MONEYTECH WILL PAY CHARGES	18
	8.9	YOUR RECEIVABLES – ACCEPTANCE OF OFFER	18
9	CURRENCY PROVISIONS		18
	9.1	PAYMENT CURRENCY	18
	9.2	CHARGES IN ANOTHER CURRENCY	18
	9.3	CONVERTING ANOTHER CURRENCY	19
10	DIRECT CREDIT ARRANGEMENTS		19
	10.1	DIRECT CREDIT ARRANGEMENTS	19
	10.2	CHANGE IN YOUR DIRECT CREDIT ACCOUNT	19
	10.3	ACCOUNT ADJUSTMENTS	19
	10.4	DIRECT CREDIT RELATING TO UNCOLLECTIBLE CHARGES	20
	10.5	ENDING DIRECT CREDIT	20
11	STATEMENTS OF MONEYS OWING		20
	11.1	GENERAL PROVISION	20
	11.2	RIGHT TO PAY STATEMENTS OF ACCOUNT	20
	11.3	NO SET-OFF, COUNTERCLAIM ETC.	20
	11.4	ALLOCATION OF PAYMENTS	20
	11.5	PAYMENT OF INTEREST	20
	11.6	INTEREST ON UNCOLLECTIBLE CHARGES	21
	11.7	MAKING PAYMENTS TO YOUR ACCOUNT	21
	11.8	NO ISSUE OF STATEMENTS OF ACCOUNT – GENERAL RULE	21

	11.9	DEEMED KNOWLEDGE OF STATEMENTS OF ACCOUNT ON MONEYTECH EXCHANGE	21
12	COMPLAINTS, DISPUTES AND PRICE ADJUSTMENTS		21
	12.1	YOU MUST DEAL WITH COMPLAINTS	21
13	UNCOLLECTIBLE CHARGES		22
	13.1	YOU MUST REIMBURSE MONEYTECH FOR UNCOLLECTIBLE CHARGES	22
	13.2	WHAT IS AN UNCOLLECTIBLE CHARGE	22
	13.3	DEEMED REFUSAL TO PAY	23
	13.4	APPROVAL CODES AND AUTHORISATIONS	23
	13.5	NOTICE OF UNCOLLECTIBLE CHARGE	23
	13.6	REPAYMENT OF AMOUNTS MONEYTECH OR THE INVOICING ENTITY RECEIVES	23
	13.7	YOU MUST HELP WITH MONEYTECH ENQUIRIES	24
	13.8	FRAUDULENT AND DISHONEST CHARGES AND CUSTOMER DISPUTES	24
	13.9	WITHHOLDING PAYMENT UPON NOTICE	24
14	EVENTS OF DEFAULT		24
	14.1	EFFECT OF EVENT OF DEFAULT	24
	14.2	REPAYMENT OBLIGATION	24
	14.3	YOUR PERFORMANCE TO CONTINUE	25
	14.4	ENFORCEMENT	25
	14.5	ENFORCEMENT EXPENSES	25
	14.6	NO LIABILITY	25
15	CONFIDENTIALITY		25
	15.1	CONFIDENTIALITY	25
	15.2	CREDIT ASSESSMENTS	25
16	SPECIAL WARNING BULLETINS		25
	16.1	MONEYTECH MAY ISSUE SPECIAL WARNING BULLETINS	25
	16.2	YOU MUST CHECK SPECIAL WARNING BULLETINS	26
	16.3	NOTICE OF SPECIAL WARNING BULLETINS	26
17	MONEYTECH RIGHT OF SET-OFF		26
	17.1	MONEYTECH MAY SET-OFF ALL PAYMENTS	26
	17.2	ACCOUNTHOLDERS ASSOCIATED WITH YOU	26
	17.3	YOU MUST PAY MONEYTECH ON DEMAND	26
18	SECURITY GUIDELINES		26
	18.1	CONFIRMED CAPITAL ACCOUNT AND CODE SECURITY GUIDELINES	26
	18.2	THINGS YOU MUST TELL US	27
19	CANCELLATION		27
	19.1	CANCELLATION BY MONEYTECH	27
	19.2	CANCELLATION BY THE ACCOUNTHOLDER	27
	19.3	CANCELLATION BY YOU	27
	19.4	ACTION ON CANCELLATION	27
20	SUSPENSION		28
21	INDEMNITIES, NO LIABILITY		28
	21.1	GENERAL INDEMNITY	28
	21.2	CONTINUING INDEMNITIES	29
	21.3	NO LIABILITY	29
	21.4	NOT LIABLE FOR CONSEQUENTIAL LOSS ETC.	30
	21.5	EXCLUSIONS	30
22	FEES AND TAXES		30
	22.1	GENERAL	30
	22.2	GST	30
23	RECEIVABLES AND RETENTION OF TITLE PROVISIONS		31
	23.1	APPLICATION OF CLAUSE	31
	23.2	RETENTION OF TITLE PROVISIONS	31
24	PERIOD OF AGREEMENT		32
	24.1	ENDING AGREEMENT WITH NOTICE	32
	24.2	CONTINUING OBLIGATIONS	32
25	GENERAL PROVISIONS		32
	25.1	GOVERNING LAW	32
	25.2	CERTIFICATE CONCLUSIVE	32
	25.3	RIGHT OF ACCESS	32
	25.4	CHANGE OF PREMISES	32
	25.5	NOTICE OF WITHHOLDING EVENTS	32
	25.6	ASSIGNMENT RESTRICTED	32
	25.7	NOTICES TO YOU	33
	25.8	NOTICES TO MONEYTECH	33
26	WAIVER		34
27	TIME OF THE ESSENCE		34
28	VARIATIONS TO THIS AGREEMENT		34
29	INVOICING ENTITY		34
30	PERSONAL PROPERTY SECURITIES ACT		35

THIS AGREEMENT IS MADE ON THE DATE SPECIFIED IN ITEM 1 OF SCHEDULE 1

BETWEEN	MONEYTECH FINANCE PTY LIMITED (ACN 112 110 906) of Level 6, 97 Pacific Highway, North Sydney, NSW, 2060 (“Moneytech”)

AND	THE PARTY NAMED AND DESCRIBED IN ITEM 2 OF SCHEDULE 1 (“You”)

AND	THE PARTY NAMED AND DESCRIBED IN ITEM 3 OF SCHEDULE 1 (“Invoicing Entity”)

WHEREAS

Moneytech offers you a facility to enable your customers to buy goods and services either from you or through the Moneytech Exchange by using a Buyer’s Account or any other such Account provided by you utilising funding provided to you by Moneytech.

NOW IT IS HEREBY AGREED

1       DEFINITIONS AND INTERPRETATION

1.1.   Definitions

In this agreement, unless the context otherwise requires:

Accountholder means:

(a)         in relation to one of your customers, a person who has been authorised by the customer for the purposes of making charges against the customer’s Account;

(b)         in relation to you, a person who has been issued a Confirmed Capital Account at your request for the purposes of accessing the Moneytech Exchange on your behalf;

Aggregate Limit means the Aggregate Limit as disclosed in the fee schedule.

Application Form means the form called “Moneytech Application Form” (or any variations or previous versions) submitted by you to Moneytech;

approved goods and services means goods and services referred to in the Application Form as approved goods and services excluding (whether or not previously approved) goods or services excluded by Moneytech in the Application Form or by way of notice given or made available to you in accordance with this Agreement;

Approved Medium means a machine readable magnetic tape, computer diskette or any electronic means of communication approved by Moneytech;

Associate means, in relation to a person:

(a)         if the person is a company, each director or officer of the person;

(b)         if the person is a natural person, the husband, wife, de facto partner or child (including step child) of the person;

(c)          each partner or employee of the person;

(d)         a Subsidiary of that person;

(e)          a company of which the person is a Subsidiary;

(f)           a company which is another Subsidiary of a company of which the person is a Subsidiary;

(g)          a company which is, or whose directors are, accustomed or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of the person;

(h)         a company in accordance with the directions, instructions or wishes of which, or of the directors of which, the person is accustomed or under an obligation, whether formal or informal, to act;

(i)             the trustee of a trust estate where the person or another person who is an Associate of the first person by virtue of another paragraph of this definition benefits or is capable (whether by exercise of a power of appointment or otherwise) of benefiting under the trust, either directly or through any interposed companies, partnerships or trusts; and

(j)            any person who is, by virtue of this definition, an Associate of any other person who is an Associate of the person (including a person who is an Associate of the person by another application or other applications of this definition);

Authorised Transaction means any transaction represented by the purchase by one of your customers of goods or services from you and which satisfies the following conditions:

(a)         the transaction involves approved goods and services for use in Australia;

(b)         the transaction has been approved by Moneytech for charging against the customer’s account;

(c)          the transaction or part thereof has been accepted by you or by Moneytech on your behalf and this acceptance is recorded by the issue by you of a Transaction Acceptance Instruction to Moneytech;

(d)         the transaction occurs after the creation date of the Transaction Acceptance Instruction to which the transaction relates; and

(e)          the transaction occurs before the expiry time referred to in the Transaction Acceptance Instruction to which the transaction relates;

Business Day means a weekday that is not a public holiday or bank holiday in Sydney;

Buyer’s Account in relation to one of your customers means the account that is provided by you to the customer against which Charges are made for the purchase of goods or services from you using funds provided to you by Moneytech or using the Moneytech Exchange;

Charge means, in relation to one of your customers, the charge paid or to be paid by Moneytech to you against the Buyer’s Account as a result of Authorised Transactions undertaken between you and the customer, including where appropriate, a Manual Charge;

Code means, in relation to each Accountholder, any information which Moneytech requires the Accountholder to keep secret and which is used to access the Moneytech Exchange and to undertake Authorised Transactions using the Confirmed Capital Account. It includes the Accountholder’s PIN;

Confirmed Capital Account means the facility pursuant to which Moneytech agrees to make Charges;

Direct Credit means the arrangement by which Moneytech pays amounts due under clause 8.3 directly into your Direct Credit Account;

Direct Credit Account means the account you choose to have Direct Credit payments made to under clause 10.1 of this Agreement;

dispatch in relation to goods means the handing over by you of the goods to a person, being the purchaser or a third party, in circumstances where you cease to have possession or custody of the goods and you cease to have control over the goods and over the person who has possession or custody of them;

Encumbrance means an interest or power:

(a)         reserved in or over an interest in any asset including, but not limited to, any retention of title; or

(b)         created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien,

pledge, trust or power,

by way of security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above;

Event of Default means any of the following events:

(a)         you fail to pay or repay any of the Outstanding Moneys when due;

(b)         you fail to perform or observe any undertaking, obligation or agreement expressed or implied in, or given in relation to, this Agreement and the failure is not remedied within 5 Business Days of you becoming aware of the failure or being notified of the failure by Moneytech (whichever is earlier);

(c)          an Insolvency Event occurs or applies with respect to you;

(d)         all or any part of any provision of this Agreement is or becomes illegal, void, voidable, unenforceable or otherwise of limited force or effect;

(e)          Moneytech becomes entitled to terminate, rescind or avoid all or any material part or material provision of any of this Agreement;

(f)           the execution, delivery or performance of any of this Agreement by you violates, breaches or results in a contravention of any law, regulation or authorisation; or

(g)          any other change occurs in your financial position which, in the opinion of the Moneytech, may have a Material Adverse Effect.

Fees means the fees, charges and interest described in the Fee Schedule;

Fee Schedule means the latest schedule of fees, charges and interest provided to you and entitled “Fee Schedule”;

Governmental Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

Invoicing Entity means the wholly owned subsidiary of Moneytech that Moneytech will use for the purpose of making Charges against the customer’s Account as a result of Authorised Transactions undertaken between you and the customer and issuing invoices to customers as directed by you and receiving assignments of the receivables the subject of approved transactions, described in Item 3 of Schedule 1

Insolvency Event means in relation to any person:

(a)         any present or future, or actual, prospective or contingent, indebtedness of the person in respect of any financial accommodation including, but not limited to, moneys payable under a guarantee:

(1)         is or becomes due and payable or is or becomes capable of being declared due and payable before the due date for payment; or

(2)         is not paid when due or upon the expiration of any period of grace which may apply;

(b)         any Encumbrance is or becomes enforceable against any asset or the undertaking of the person;

(c)          any guarantee is or becomes enforceable against the person;

(d)         a judgment in an amount exceeding $10,000 is obtained against the person and is not set aside or satisfied within seven (7) days;

(e)          any distress, attachment, execution or other process of a Governmental Agency in an amount exceeding $10,000 is issued against, levied or enforced upon any of the assets of the person and is not set aside or satisfied within 7 days;

(f)           a receiver, receiver and manager, official manager, trustee, administrator, other controller (as defined in the Corporations Act) or similar official is appointed, or steps are taken for such appointment, over any of the assets or undertaking of the person;

(g)          the person suspends payment of its debts generally;

(h)         the person is or becomes unable to pay its debts when they are due or is or becomes unable to pay its debts within the meaning of the Corporations Act, or is presumed to be insolvent under the Corporations Act;

(i)             the person enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them;

(j)            the person ceases or threatens to cease to carry on business;

(k)         any person is appointed under any legislation in respect of companies to investigate the affairs of the person;

(l)             an administrator is appointed or a resolution is passed or any steps are taken to appoint, or to pass a resolution to appoint, an administrator to the person;

(m)     an application or order is made for the winding-up or dissolution of the person or a resolution is passed or any steps are taken to pass a resolution for the winding-up or dissolution of the person and in the case of an application it is not withdrawn or dismissed within 5 Business Days; and

(n)         a demand under section 459E of the Corporations Act is served on the person or any subsidiary of the person and not withdrawn or dismissed within 5 Business Days;

Loss means any claim, action, damages, loss, liability, cost, charge, expense or payment of any kind;

Manual Charge means a Charge to which clause 6 applies;

Material Adverse Effect means a material adverse effect upon:

(a)         your ability to perform any of your obligations under this Agreement; or

(b)         the value of your receivables purchased by Moneytech; or

(c)          the value of your assets or any of your material assets; or

(d)         your business or operations;

Moneytech means Moneytech Finance Pty Limited ACN 112 110 906;

Moneytech Exchange means the web-enabled platform and systems of Moneytech through which Authorised Transactions are undertaken using a Confirmed Capital Account and PIN;

MSF Fee means the merchant services fee payable to Moneytech under clause 8.7;

MSF Rate means the percentage specified as the rate of the merchant services fee in the Application Form or in written correspondence to you, as varied at any time under clause 8.7(c);

Outstanding Moneys means all of your debts and monetary liabilities to Moneytech under or in relation to this Agreement, irrespective of whether the debts or liabilities are present or future or are actual, prospective, contingent or otherwise;

Payment Time in relation to a Charge means, subject to clause 8.4, the last day represented by the period:

(a)         where the Charge is associated with an Authorised Transaction processed through the Moneytech Exchange, the period starting on the day after the date Moneytech records and processes the Charge and ending on the expiry of the number of days specified as the “Payment Time” in the Application Form;

(b)         in any other circumstances, the period starting on the day after the date Moneytech receives (or is taken under clause 8.3(b) to have received) details of the Charge and ending on the expiry of the number of days specified as the “Payment Time” in the Application Form;

person includes any company, partnership, joint venture, association, corporation or other body corporate or Governmental Agency, as well as a natural person;

PIN in relation to a Confirmed Capital Account means the personal identification number used in conjunction with the Confirmed Capital Account;

Potential Event of Default means anything which would become an Event of Default on the giving of notice, the expiration of time, the satisfaction of any condition, or any combination of the above;

Pre-Auth ID, or Pay’n Release, Seller Payment or EDI transaction or automation means an identification number or reference given by Moneytech to you through the Moneytech Exchange or by such other means as Moneytech may allow from time to time in relation to a Charge and which is used by Moneytech to identify the Transaction Acceptance Instruction for that Charge;

Premises means the branches or outlets at which you carry on your business, as specified in the Application Form, and includes any other place where you carry on business during the period of the agreement;

Primary Accountholder means the person nominated by you in the Application Form, or any other form issued by Moneytech for the nomination by you of the person, to be the primary signatory from time to time on the Confirmed Capital Account;

Processing Guidelines means any information Moneytech issues about the procedures you must follow when transacting through the Moneytech Exchange or otherwise dealing with your customers using a Buyer’s Account;

Record of Charge Form means, whenever a Manual Charge is incurred with respect to the customer, the record of charge form that Moneytech issue to you or that Moneytech approves at any time which is to be completed by you and signed by an Accountholder of the relevant customer;

Reserve Amount means the Reserve Requirement disclosed in the fee schedule.

Security Interest has the meaning assigned to it in the Personal Property Securities Act 2009.

Special Warning Bulletin is a notice given or made available through the Moneytech Exchange by Moneytech in writing or in or on an Approved Medium which lists the Buyer’s Accounts or customers in respect of which you are no longer authorised to transact business through the Moneytech Exchange;

statement of moneys owing means any statement, including a statement in or on an Approved Medium, issued or made available through the Moneytech Exchange by Moneytech and which sets out the charges (including any taxes, duties, interest, Fees or enforcement expenses) and other amounts you owe to Moneytech;

Subsidiary has the meaning set out in section 9 of the Corporations Act;

Summary of Charges means a Summary of Charges Form or a summary of Charges in or on an Approved Medium recorded in accordance with clause 7.1;

Summary of Charges Form means any form Moneytech issues to you to summarise Manual Charges for which you seek payment under this Agreement;

Supplementary Accountholder means a person who is nominated by you in the Application Form, or any other form issued by Moneytech for the nomination by you of a person, to be the supplementary signatory on a Confirmed Capital Account;

Taxes means all stamp duty, financial institutions duty and any other duties and taxes including, but not limited to, a goods and services tax, consumption tax, value added tax or similar;

this Agreement means:

(a)         this agreement;

(b)         the Application Form; and

(c)          the Fee Schedule,

as they may be varied at any time and from time to time under clause 28.

Transaction Acceptance Instruction in relation to a transaction intended to be an Authorised Transaction means a Transaction Acceptance Instruction issued under clause 5.1;

Uncollectible Charge means a Charge described in clause 13.2;

Westpac means Westpac Banking Corporation ABN 33 007 457 141

Withholding Event means any event where:

(a)         you, or one of your Associates, suffers any Insolvency Event;

(b)         an Event of Default or Potential Event of Default occurs;

(c)          any owner, director or partner of you is declared bankrupt or becomes unable to pay his or her debts;

(d)         you or any of your Associates participate in or attempts to participate in, or Moneytech has reasonable grounds to suspect that you are or one of your Associates is or may be participating in or is attempting to participate in:

(1)              any fraud or dishonesty against Moneytech, an Accountholder, you or one of your customers; or

(2)              any misuse of the Moneytech Exchange or any Buyer’s Account;

your account means the account that is opened by Moneytech or the Invoicing Entity in your name against which charges (including any taxes, duties, interest, Fees or enforcement expenses) and other amounts may be made in accordance with this Agreement.

1.2.   Interpretation

If there is any inconsistency or uncertainty between this Agreement, the provisions of the Application Form or any other terms and conditions that apply to the issue of a Confirmed Capital Account, then irrespective of the time or circumstances under which the various terms and conditions or provisions are said to apply, the relevant term or condition or provisions which most benefits Moneytech will prevail and take precedence over any other equivalent or applicable term or condition or provision.(b) No rule of construction applies to the disadvantage of a party because this Agreement is prepared by (or on behalf of) that party. Headings are only for convenience and do not affect interpretation of these conditions.

(c)          words importing:

(i)             the singular include the plural and vice versa; and

(ii)          any gender includes the other genders;

(d)         an agreement, representation, warranty, undertaking or covenant on the part of or in favour of two or more persons binds or is for the benefit of them jointly and severally;

(e)          if a word or phrase is defined cognate words and phrases have corresponding definitions;

(f)           a reference to:

(i)                  a person includes a firm, unincorporated association, corporation and governmental or semi-governmental authority;

(ii)               a person includes the legal personal representatives, successors, assigns and substitutes (including, without limitation, persons taking by novation) of that person;

(iii)            this or any other document includes the document as varied or replaced, and notwithstanding any change in the identity of the parties;

(iv)           writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes telex and facsimile transmission;

(v)              time is to local time in the state or territory specified in Item 5 of Schedule 1; and

(vi)           any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them.

2                           THE MONEYTECH EXCHANGE

2.1                 Use and Security

(a)             For security reasons the Code must be kept confidential and not provided or given to any person other than the Accountholder to which the Code relates or the Primary Accountholder.

(b)             Confirmed Capital Accounts are the property of Moneytech and are not transferable.

(c)              You must notify Moneytech immediately of any change to your or an Accountholder’s name or address.

2.2                   Acceptance of Buyer’s Accounts etc

Subject to these conditions you agree to accept the use of the Buyer’s Account for the purchase from you of approved goods and services using the Moneytech Exchange.

2.3                   Restrictions

(a)              You must not use the Moneytech Exchange or your Confirmed Capital Account, or allow it to be used, for any unlawful or improper purpose.

(b)              You must not allow any person other than the Primary or Supplementary Accountholder to use the Confirmed Capital Account.

(c)               You must not use the Moneytech Exchange other than in the manner and for the purpose for which it is made available by Moneytech.

(d)              You must not use the Moneytech Exchange for the purpose of selling goods or services other than where such sale constitutes an Authorised Transaction.

(e)               You must not use the Moneytech Exchange for the purpose of selling approved goods and services that are not sold or supplied by you in the ordinary course of your business.

(f)                Subject to clause 2.3(h), Moneytech has the right at any time without giving you prior notice (and without assuming any duty whatsoever) to do any of the following by issuing a written notice to that effect to you:

(1)              refuse authorisation for any charge against one of your customer’s Buyer’s Account or otherwise;

(2)              refuse or withhold authorisation of any transaction;

(3)              refuse or withdraw use of or access to the Moneytech Exchange by you or any other person;

(4)              refuse or withhold the authorisation of any transaction as an Authorised Transaction,

if:

(a)              Moneytech has obtained information about the customer that the authorised transaction concerns (and, if that occurs, Moneytech will convey such information to you) indicating that the customer is or is likely to become Insolvent or involved in fraudulent activity, or is otherwise subject to circumstances that may materially adversely affect the customer’s ability to pay amounts comprising the Buyer’s Account; or

(b)              an event has occurred which may have a Material Adverse Effect; or

(c)               Moneytech has reasonably requested from you information which would allow it to make an assessment of whether a Material Adverse Effect has or may occur and this information has not been provided to Moneytech in a timely fashion.

(g)              Any transaction subject to a notice issued in accordance with clause 2.3(f) ceases to be an approved transaction for the purposes of this agreement unless the notice is withdrawn (in Moneytech’s absolute discretion);

(h)             Nothing in clause 2.3(f) or anywhere else in this Agreement prohibits you from delivering a good or service to a customer in accordance with your arrangements with the customer even where this would give rise to or increase a Buyer’s Account.

2.4                   Cash advances, refunds, rebates or incentives

You must not make cash advances, cash refunds, cash rebates, cash incentives:

(a)             to one of your customers by way of a transaction occurring through the Moneytech Exchange ; or

(b)             to one of your customers or any other person in relation to any Authorised Transaction.

2.5                   Credit Notes

Should it be necessary to issue a credit note to one of your customers, you must:

(a)             procure the issue of such credit note by the Invoicing Entity; and

(b)             pay to Moneytech the value of the credit note before issuing same to your customer.

2.6                   No direct billing of customers

Where one of your customers buys goods or services using the Moneytech Exchange and the authority conferred on the customer’s Accountholders, you must not bill or charge the customer directly or receive payment other than in accordance with this Agreement.

2.7                   Charges by Your Associates

You must not, without Moneytech’s prior written consent, allow one of your customers or an Accountholder to use a Buyer’s Account to incur Charges or undertake an Authorised Transaction with you where the customer or the Accountholder is one of your Associates. Moneytech may withdraw its consent at any time by giving you written notice.

2.8                   Rejection of Charges

(a)             If you do not comply with any of clauses 2.3(g), 2.4, 2.5 or 2.6, Moneytech may reject the relevant Charge.

(b)             If Moneytech rejects the Charge under clause 2.7(a) after the Charge is made, the Charge will be treated as an Uncollectible Charge.

2.9                   No preference to other cards

You must not encourage in any way one of your customers to use other credit cards or charge cards held by the customer in preference to your Confirmed Capital Account to buy goods or services from you.

2.10            No additional charge for accepting Buyer’s Accounts

You must not charge one of your customers any additional fees to use a Buyer’s Account to buy goods or services from you.

3                           CONFIRMED CAPITAL ACCOUNTS

3.1                 Issuing of Confirmed Capital Accounts

At your request, using the Application Form or such other form, if any, Moneytech uses for the issue of a Confirmed Capital Account, Moneytech may issue a Confirmed Capital Account to such person or persons nominated by you from time to time.

3.2                 Primary Accountholders

The Confirmed Capital Account confers on the Primary Accountholder the following rights and powers in addition to any other rights and powers conferred upon the Primary Accountholder by this Agreement:

(a)             the right to have access to and use the Code applying to any Confirmed Capital Account;

(b)             the rights and powers conferred on Supplementary Accountholders under this Agreement;

(c)              the authority to exercise any discretion, right or power conferred on you by this Agreement,

and in its dealings with you and in relation to the performance of this Agreement, Moneytech may rely, without more, on the authority of the Primary Accountholder provided by this clause.

3.3                 Supplementary Accountholders

The issue of a Confirmed Capital Account confers on the relevant Supplementary Accountholder:

(a)             the right to access the Moneytech Exchange and operate it on your behalf in accordance with this Agreement and such other terms of use , if any, applying from time to time;

(b)             the authority to act for and bind you in relation to any dealings between you and Moneytech;

and in its dealings with you and in relation to the performance of this Agreement, Moneytech may rely, without more, on the authority of the Supplementary Accountholders provided by this clause.

3.4                 Responsibility for use of Confirmed Capital Account

You are responsible for the use of Confirmed Capital Account and for the activities and events occurring on or authorized through the Moneytech Exchange through the use of such accounts.

4                             USING THE MONEYTECH EXCHANGE

4.1                 General provision

(a)             You must use the Moneytech Exchange strictly in accordance with the terms of use published by Moneytech on the Moneytech Exchange (or by any other means) as applying from time to time.

(b)             If you want to undertake an Authorised Transaction through the Moneytech Exchange, you must process the Authorised Transactions and the associated Charges through the Moneytech Exchange in accordance with this Agreement, except where:

(1)              the Moneytech Exchange is not operating; or

(2)              Moneytech stops supporting the making of Authorised Transactions through the Moneytech Exchange.

4.2                 Processing Guidelines

(a)             You must process each transaction intended to be an Authorised Transaction and otherwise deal with customers using a Buyer’s Account in accordance with the procedures in the Processing Guidelines, if any, and this Agreement.

(b)             Without limiting clause 28, Moneytech may vary the Processing Guidelines by giving you written notice of the changes. The changes come into effect on the day specified in Moneytech’s notice.

(c)              Notwithstanding clause 4.2(a), you must follow any other instructions or directions about processing transactions through the Moneytech Exchange that Moneytech issues to you: (1) in written form; (2) in or on an Approved Medium; or (3) by telephone.

4.3                   Procedure for using Moneytech Exchange

Unless the Processing Guidelines provide for some other procedure to be applied by you, in order to enter into an Authorised Transaction through the Moneytech Exchange you must process each transaction with one of your customers through the Moneytech Exchange in accordance with the following procedures:

(a)           You must process the transaction through the Moneytech Exchange following any applicable operating instructions issued by the supplier or manufacturer of any equipment required to be used to access the Moneytech Exchange;

(b)           You must process the transaction through the Moneytech Exchange following any applicable operating instructions issued by Moneytech;

(c)            Upon fulfilling the conditions to the issue of the Transaction Acceptance Instruction associated with the transaction as provided in clause 5.1(c), you may give a Transaction Acceptance Instruction to Moneytech which complies with clause 5.1(d);

(d)           If clause 6.1 applies, you must follow the procedures in clauses 6 and 7 for processing Manual Charges; and

(e)            In the case of a Manual Charge, you must ensure that the procedures, if any, set out in the Processing Guidelines for the processing of Manual Charges are complied with.

4.4                   Moneytech is not liable to you

Moneytech is not liable to you for any Loss that you suffer, incur, pay or are liable for relating to your use of the Moneytech Exchange or a Charge in relation to which a Transaction Acceptance Instructions has been issued except to the extent that the Loss arises from any fraud, negligence or breach of contract by Moneytech or an Associate of Moneytech.

4.5                   Improper transactions

If, in undertaking a transaction with one of your customers, you do not comply with the provisions of this clause 4, the Charge the subject of the transaction will be treated as an Uncollectible Charge.

4.6                 Your representations and warranties

You represent and warrant to Moneytech that:

(a)             you are able to supply the goods and services ordered using the Moneytech Exchange;

(b)             your Web Site complies with any relevant laws and industry codes of conduct or practice;

(c)              your Web Site does not contain material that is defamatory or obscene or infringes any copyright or other intellectual property rights; and

(d)             every Transaction Acceptance Instruction issued by you is, in all material respects, complete, accurate and not misleading and complies with this Agreement.

5                           TRANSACTION ACCEPTANCE INSTRUCTIONS

5.1                 General Provisions

(a)             If you want a transaction between you and one of your customers to be an Authorised Transaction, you must issue a Transaction Acceptance Instruction to Moneytech through the Moneytech Exchange or directly to a Moneytech employee in accordance with this clause 5.1.

(b)             The Transaction Acceptance Instruction must be in the form of a file, electronic process or other instruction or notice delivered directly to Moneytech or that operates through the Moneytech Exchange.

(c)              You must not submit a Transaction Acceptance Instruction to Moneytech and Moneytech may ignore a Transaction Acceptance Instruction submitted by you unless the following conditions are fulfilled to the entire satisfaction of Moneytech:

(1)              the Transaction Acceptance Instruction is, in all material respects, complete, accurate and not misleading;

1.              the Transaction Acceptance Instruction relates to a specific transaction(s) which has not been the subject of a prior Transaction Acceptance Instruction;

(2)              you have directed the Invoicing Entity to issue an invoice in respect of the goods or services the subject of the Transaction Acceptance Instruction and the issue of the invoice is in accordance with your arrangements with the customer and, if required by Moneytech, this is substantiated by the issue of an authority to invoice or equivalent, as agreed by Moneytech;

2.              the transaction the subject of the Transaction Acceptance Instruction is not restricted by this Agreement;

3.              no dispute exists between you and the relevant customer in respect of or which affects the amount owing by the customer the subject of the Transaction Acceptance Instruction; and

4.              there is no prohibition or restriction on the assignment from you to Moneytech of any receivable or other relevant right;

5.              you have a Security Interest under the PPSA in relation to the approved goods and if applicable the proceeds of sale of the approved goods;

6.              you have complied with the PPSA so that you have perfected any right you may have to obtain a purchase money security interest or any other Security Interest in respect of the goods or their proceeds which are the subject of the Transaction Acceptance Instruction

(3)              no Event of Default or Potential Event of Default has occurred and is continuing and no Event of Default or Potential Event of Default would result from the proposed transaction.

(d)             A Transaction Acceptance Instruction must:

(1)              set out details of the transaction as agreed to by you in the format required by Moneytech;

(2)              contain a confirmation by you that you have directed the Invoicing Entity to issue an invoice in respect of the goods or services the subject of the transaction as agreed to by you and in accordance with your arrangements with the customer;

(3)              set out details of the Charge claimed as due to you in relation to the transaction;

(4)              irrevocably offer to sell to the Invoicing Entity, all of your right, title and interest in the Buyer’s Account the subject of a Transaction Acceptance Instruction; and

(5)              contain such other information that Moneytech may reasonably require from you from time to time.

(e)              Once given, a Transaction Acceptance Instruction may not be withdrawn or cancelled.

(f)               Despite Moneytech accepting an instruction as a Transaction Acceptance Instruction, any Charge associated with an instruction which does not comply with the provisions of this clause 5.1 will be treated as an Uncollectible Charge.

5.2                 Offer to sell receivables

Despite clause 5.1(d)(4), you will be taken to have made the irrevocable offer referred to in that clause to the Invoicing Entity, upon and by virtue of the submission by you of the Transaction Acceptance Instruction to which the relevant receivables relate.

5.3                 When you have a binding contract with one of your customers

(a)             You acknowledge that, on Moneytech’s receipt of the Transaction Acceptance Instruction in relation to the Charge, you have a valid, binding and enforceable contract with the customer for the supply of goods or services relating to that instruction.

(b)             If you claim that the contract is not binding, or is invalid, unenforceable or incomplete in a way that affects or may affect the recoverability of the Buyer’s Account against which the Charge is made, the Charge will be treated as an Uncollectible Charge.

6                           PROCESSING MANUAL CHARGES

6.1                 Manual Charges

You may process a transaction with one of your customers and claim payment of the relevant Charge from Moneytech as a Manual Charge if and only if:

(a)             the Moneytech Exchange is not available for processing of Authorised Transactions;

(b)             Moneytech allows you to submit the Charge as a Manual Charge;

(c)              the Charge is recorded in a valid Record of Charge Form; and

(d)             you follow the procedures in the Processing Guidelines associated with Manual Charges, if any.

6.2                 Manual Charges — Summary of Charges

If Moneytech allows you to submit a Manual Charge, you must, subject to clause 4.3(e), submit details of each Charge to Moneytech on a Summary of Charges (or in any other way agreed to by Moneytech) no later than 5 days after the Charge is incurred.

6.3    Record of Charge Form

(a)              Unless some other procedure or time is provided for in the Processing Guidelines, you must send Moneytech the Moneytech copy of the Record of Charge Form bearing the Accountholder’s signature no later than five (5) days after the Manual Charge is incurred. If you do not do so, the Charge will be treated as an Uncollectible Charge.

(b)              You must keep the establishment copy of the Record of Charge Form for one (1) year from the date the relevant Charge was incurred.

7       PROCESSING OF MANUAL CHARGES BY APPROVED MEDIUM

7.1    Using an Approved Medium

Instead of sending Moneytech a Summary of Charges Form under clause 6.2, you may submit to Moneytech a summary of all Manual Charges recorded in or on an Approved Medium. A Summary of Charges in or on an Approved Medium must contain at least the following information about each Charge:

(a)              the customer’s name;

(b)              the relevant Accountholder’s name;

(c)               Buyer’s Account number;

(d)              the Transaction Acceptance Instructions for the transaction associated with the Charge;

(e)               Australian dollar value (or, if not in Australian dollars, the foreign currency value) of the Charge;

(f)                description of the goods or services; and

(g)               any other information that Moneytech reasonably notifies you should be included in the Summary of Charges.

7.2    Format of Approved Medium

If you submit a Summary of Charges in or on an Approved Medium, it must comply with the format and procedures that Moneytech reasonably notifies to you at any time. If you fail to comply with the format and procedures and do not remedy the failure promptly after being asked to do so by Moneytech, Moneytech may treat any Charge in the Summary of Charges as an Uncollectible Charge.

7.3    Notice of failure to satisfy approved format

If a Summary of Charges in or on an Approved Medium does not meet Moneytech’s requirements, Moneytech will endeavour to notify you of this within two (2) Business Days of receipt of the Approved Medium and in any event notify you as soon as reasonably practicable after becoming aware.

7.4            Costs of complying with laws

If:

(a)              you are prevented by law or government regulation from submitting a Summary of Charges in an Approved Medium, or in the format in which it may otherwise be submitted under this Agreement, or from including information Moneytech requires; or

(b)              the Approved Medium does not satisfy clause 7.2,

neither you nor Moneytech are liable to the other for any Loss relating to complying with those laws or reverting to other ways of submitting the Summary of Charges to Moneytech under this Agreement.

7.5    Accepting Summary of Charges is not a waiver

If Moneytech:

(a)      accepts a Summary of Charges:

(1)              in an Approved Medium that does not comply with the appropriate format; or

(2)              in the appropriate format, but that does not contain the information relating to each Manual Charge summarised in it required by these conditions; or

(b)      fails to give you the notice referred to in clause 7.3,

that does not mean that Moneytech has waived or lost Moneytech’s right of reimbursement under clause 13.1.

8       PAYMENT OF CHARGES AND FEES

8.1    Liability of Moneytech to you

Moneytech is not liable to you in connection with any Charge or any transaction between you and any customer unless the Charge results from, and the transaction constitutes, an Authorised Transaction.

8.2    Payment against Authorised Transactions only

You will not be entitled to be paid by Moneytech for any amounts connected with transactions between you and one of your customers unless:

(a)      the transaction is an Authorised Transaction;

(b)      you have complied with this Agreement; and

(c)      no Event of Default or Potential Event of Default has occurred and is subsisting.

8.3    When Moneytech will pay Charges

(a)              Subject to this Agreement, in relation to each Authorised Transaction undertaken by you, Moneytech will, in accordance with clause 8.8, pay you the amount of the Charge associated with the Authorised Transaction less any applicable deductions, withholdings or set-offs in accordance with this Agreement before the Payment Time for the Charge expires.

(b)              If Moneytech receives a Transaction Acceptance Instruction after 4pm (Sydney time) on a Business Day, Moneytech is taken to have received the Transaction Acceptance Instruction on the next Business Day.

(c)               If Moneytech receives a Transaction Acceptance Instruction, or pays a Charge, that does not mean that the relevant Charge is a valid Charge or that Moneytech has waived or lost Moneytech’s right to treat it as an Uncollectible Charge.

(d)              Without limiting clause 17, Moneytech may deduct the MSF Fee from any payments to be made under this clause and pay the net amount to you in full satisfaction of the payment to you.

8.4    Withholding payment for Charges

Moneytech may withhold payment of any Charge for up to twenty (20) Business Days after the Charge associated with an Authorised Transaction undertaken by you is submitted to Moneytech to allow Moneytech time to investigate and check the validity of the Charge or compliance with this Agreement. This clause entitles Moneytech to withhold payment only if there is reason to suspect that the charge may not be valid or the transaction is not an Authorised Transaction and Moneytech has notified you in writing that it is withholding payment and the reasons why it suspects the transaction is not an Authorised Transaction.

8.5    Calculation of time of Submission of Charges

For the purposes of clause 8.3(a), an Authorised Transaction will be taken to have been undertaken by you at the time and by reason of the acceptance by Moneytech of the Transaction Acceptance Instructions to which the Authorised Transaction relates.

8.6    Charges in Australia

Moneytech will not be required to pay you the amount of any Charge associated with any transaction (whether or not an Authorised Transaction) involving the use or delivery of any goods or service to a person outside Australia.

8.7    MSF Fee

(a)              You must pay Moneytech a MSF Fee, together with any Taxes Moneytech incurs or pays or for which it may be liable which relate to that payment or the Charge, for each Authorised Transaction undertaken by you.

(b)              The MSF Fee is the Merchant Service Fee in the Fee Schedule.

(c)               Moneytech may review the MSF Rate and vary it by giving you notice of the change.

8.8    How Moneytech will pay Charges

Moneytech will make payments under this clause 8 by Direct Credit in accordance with clause 10 or, if you so elect or the Direct Credit facility fails, by cheque sent to your last known address. Payment by cheque is taken to have been made when the cheque is posted.

8.9    Your receivables — acceptance of offer

Upon payment of the amount of the Charge (less any fees payable under this Agreement) associated with an Authorised Transaction, the Invoicing Entity shall be taken to have accepted your offer under clause 5.2 in respect of the receivables to which the Authorised Transaction relates and in any circumstances you shall have assigned to Moneytech all of your right, title and interest in:

(A)                     the receivables representing the moneys owing by the Organisation to you in respect of the sale of goods the subject of the Transaction Acceptance Instruction; and

(B)                     the goods the subject of the Transaction Acceptance Instruction.

9                      CURRENCY PROVISIONS

9.1            Payment currency

All payments required under this Agreement must be made in Australian Dollars.

9.2    Charges in another currency

If Moneytech allows a payment to be made in a currency other than Australian Dollars, after obtaining Moneytech’s prior approval, you may undertake an Authorised Transaction in a currency other than Australian dollars and issue a Transaction Acceptance Instruction (in the currency in which the relevant transaction occurs) to Moneytech in accordance with this Agreement. Moneytech obligation under clause 8.3 to pay you the Charges incurred in a currency other than Australian dollars is to:

(a)              convert the foreign currency amount of the Charge to Australian dollars as at the day Moneytech receive details of the Charge; and

(b)              pay the converted Australian dollar amount of the Charge in accordance with these conditions.

9.3    Converting another currency

In making a conversion under clause 9.2, Moneytech may itself or through Moneytech’s bankers buy one currency with another, whether or not through an intermediate currency, and in the way and for the amounts Moneytech chooses.

10     DIRECT CREDIT ARRANGEMENTS

10.1  Direct Credit arrangements

(a)              You may choose to have payments Moneytech is required to make under clause 8.3 paid directly into your nominated account with a financial institution. You must give Moneytech details of your nominated account.

(b)              Moneytech will make payments under clause 8.3, less any amount that Moneytech is entitled to deduct, withhold or set-off against those payments, by Direct Credit before the Payment Time for that Charge expires.

(c)               If you choose to have payments Moneytech is required to make under clause 8.3 paid by cheque or cancel your Direct Credit Account, Moneytech may charge you the fee for doing so as stated in the most current Fee Schedule.

10.2  Change in your Direct Credit account

(a)              If you change or cancel your Direct Credit Account, you must give Moneytech at least 7 days prior written notice of the change or cancellation. You must give Moneytech correct details of your Direct Credit Account at all times.

(b)              Moneytech is not liable for any Loss you suffer, incur, pay or are liable for as a result of or connected with Moneytech:

(1)              Transferring funds to a Direct Credit Account that is no longer current; or

(2)              failing to transfer funds to a Direct Credit Account for any reason except to the extent of fraud, negligence or breach of contract on the part of Moneytech or any of its Associates.

10.3  Account adjustments

(a)              If Moneytech credits any funds to your Direct Credit Account by mistake, or in excess of the amount Moneytech owes you under this Agreement, you must immediately refund the payment or the excess payment (as applicable) to Moneytech when Moneytech give you written notice of the amount or when you become aware of the mistake or excess payment, whichever first occurs.

(b)              You authorise Moneytech (and you direct the fmancial institution at which the Direct Credit Account is held) to debit your Direct Credit Account to correct any mistake or excess payment relating to any funds Moneytech credits to your Direct Credit Account or otherwise. You must also procure the signatories to the Direct Credit Account to sign or authorise any withdrawal from that account for the purposes of this clause 10.3.

(c)               Where Moneytech makes a payment in excess of the amount that is owed to you, Moneytech will provide you with a certificate of moneys owing and such certificate will be sufficient and conclusive evidence of the amount owing by you to Moneytech, subject to manifest error.

(d)              Notwithstanding the preceding sub-clauses, Moneytech may deduct any monies overpaid to you associated with any Authorised Transaction by deducting such amounts from any other monies owed by Moneytech to you under any other Authorised Transaction.

(e)               Nothing in this clause shall be taken as precluding Moneytech’s rights to commence legal proceedings to recover any overpayments made by it to you under this Agreement or any other document.

10.4  Direct Credit relating to Uncollectible Charges

Upon Moneytech properly giving you written notice that a Charge is an Uncollectible Charge, you authorise Moneytech (and you authorise the financial institution at which the Direct Credit Account is held) to debit an amount from the Direct Credit Account equal to the face value of that Charge. You must also procure the signatories to the Direct Credit Account to sign or authorise any withdrawal from that account for the purposes of this clause 10.4.

10.5  Ending Direct Credit

Moneytech may end the Direct Credit arrangements at any time by giving you two (2) Business Days advance written notice.

11     STATEMENTS OF MONEYS OWING

11.1  General provision

Moneytech will open an interest bearing bank account in your name and manage your account through the Moneytech Exchange or by any other means. Moneytech may make charges against your account to record any debts or monetary liabilities you may have to Moneytech under or in relation to this Agreement but must not overdraw that account. Moneytech will make available to you statements of moneys owing upon which will be recorded all such charges and other entries made to or against it.

11.2  Right to pay statements of account

You may pay to Moneytech all or any part of the charges (including any taxes, duties, interest, Fees or enforcement expenses) and other amounts appearing on any statement of moneys owing as due to Moneytech before the due date appearing on the statement.

11.3  No set-off, counterclaim etc.

All payments which you are required to make to Moneytech must be without any set-off, counterclaim or condition and except to the extent required by law, without any deduction or withholding for any tax, charge, duty or impost imposed by law in Australia or any other reason.

11.4  Allocation of payments

A payment made to Moneytech under this clause 11 or clause 14, will be applied against your account and will, unless Moneytech decides otherwise, be applied towards amounts owed or owing to Moneytech in the following order:

(a)              first, in payment of all costs, charges and expenses of Moneytech incurred in or incidental to the exercise or performance or attempted exercise or performance of any power other than those amounts listed in paragraphs (b) to (e) below;

(b)              second, enforcement costs and expenses payable by you in accordance with clause 14.5; and

(c)               third, Fees which have become due and payable;

(d)              fourth, interest which has accrued on your account in accordance with clause 11.5;

(e)               [fifth, each other charge made to your account in accordance with the date when the charge was made against your account, the earlier dated charges being paid before the later;

(f)                sixth, against any outstanding correlating amount on a Buyer Account.

11.5  Payment of Interest

(a)              Interest will be charged to moneys owing by you to Moneytech at the discount rate of interest set out in the

Fee Schedule and in the manner applicable to you from time to time. For the purposes of this clause, unless Moneytech nominates some other method, the applicable rate and manner of charging interest is the rate and manner of charging interest as described in the Fee Schedule.

(b)              Interest on moneys owing to Moneytech will accrue daily (including the date of payment) and will be debited to your statement as stated in the Fee Schedule;

(c)               Moneytech may charge you with interest that has accrued due on any moneys owing from time to time and capitalise that interest monthly such that interest may then be charged on that interest.

11.6  Interest on Uncollectible Charges

Without limiting clause 11.5, interest will accrue on a Charge that is or becomes an Uncollectible Charge at the standard rate of interest set out in the Fee Schedule from and including the day Moneytech declares the Charge to be an Uncollectible Charge (less any applicable deductions, withholdings or set-offs) to and including the payment date. The interest is due and payable by you on the day the Charge is payable by you as an Uncollectible Charge in accordance with clause 13.

11.7  Making payments to your account

(a)      You can make payments to Moneytech:

(1)     using any payment option detailed on your statement of moneys owing; or

(2)     using any other method authorised by Moneytech from time to time.

(b)                  Payments made after 4pm (Sydney time) on a Business Day or at any time on a day that is not a Business Day will be treated as if made on the following Business Day.

11.8  No issue of statements of account — general rule

Statements of moneys owing will not generally be sent to you but will be made available for your review though the Moneytech Exchange by any Approved Medium and need not be in any physical or tangible form. Moneytech will not issue written statements unless requested in writing to do so by you and then only upon payment of the applicable Fee.

11.9  Deemed knowledge of statements of account on Moneytech Exchange

For the purposes of this Agreement, you shall be taken to have knowledge of and to have received the particulars contained in statements of moneys owing made available for review by you through the Moneytech Exchange as provided in clause 11.8 as and from the time such statements are made available even though you may not have actual knowledge of such particulars.

12     COMPLAINTS, DISPUTES AND PRICE ADJUSTMENTS

12.1  You must deal with complaints

(a)              You must handle all complaints by Accountholders or customers relating to purchases from you.

(b)              You may only make price adjustments, credit notes or refunds to one of your customers relating to goods or services bought by using a Buyer’s Account by crediting the Buyer’s Account with Moneytech in accordance with the Processing Guidelines to give effect to that adjustment, credit note or refund. You must not give cash refunds or other benefits relating to or connected with a Charge to any customer or to an Associate of the customer.

(c)               Where one of your customers disputes a Charge for any reason (other than for a reason connected solely with the default, negligence or breach of contract of Moneytech or the Invoicing Entity), unless the dispute is resolved beforehand, the Charge will be treated as an Uncollectible Charge.

13     UNCOLLECTIBLE CHARGES

13.1  You must reimburse Moneytech for Uncollectible Charges

(a)              Unless collected by Moneytech by means of Direct Debit, within two (2) Business Days of being given notice by Moneytech that a Charge is an Uncollectible Charge, you must (if the Charge is an Uncollectible Charge) pay Moneytech an amount equal to the amount of that Charge plus any interest accrued due as provided for under this Agreement and the Buyer’s Account underlying the Uncollectible Charge is, immediately following receipt of payment from you, automatically assigned back to you. Moneytech and the Invoicing Entity otherwise have no recourse to you in respect of that Uncollectible Charge.

(b)              Moneytech and the Invoicing Entity must provide any information and execute any documents reasonably requested by you to give effect to the assignment referred to in clause 13.1(a).

13.2  What is an Uncollectible Charge

A Charge is an Uncollectible Charge if:

(a)              it is incurred by one of your customers or through the use of a Buyer’s Account which you have been notified in a Special Warning Bulletin or other means before you issued a Transaction Acceptance Instruction in relation to the Charge;

(b)              in the case of a Manual Charge:

(1)             it is incurred involving a Record of Charge Form that is not signed by the Accountholder or is incomplete or illegible as to the Accountholder’s name;

(2)             it is processed in circumstances where the date of the Charge is wholly or partly incapable of being deciphered or processed;

(3)             Moneytech receives the details or date of the Charge more than fourteen (14) days after the Charge was incurred by the customer;the amount of the Charge is altered by you or any other person in any way after the customer signed the Record of Charge Form;

(c)               it is incurred in contravention of any conditions or requirements of the Transaction Acceptance Instruction to which it is associated;

(d)              it has not been incurred or processed in accordance with this Agreement or the Processing Guidelines;

(e)               you received payment other than through the use of the Moneytech Exchange;

(f)                it does not apply in relation to the goods or services stated in the Transaction Acceptance Instruction to which the Charge relates;

(g)               the relevant customer or Accountholder refuses to pay or does not pay on the due date the whole or any part of the Charge because goods or services the subject of the Charge are returned, not delivered or provided, or not as promised;

(h)              the relevant customer or Accountholder refuses to pay or does not pay on the due date the whole or any part of the Charge because of a dispute involving you and the customer or Accountholder in relation to or connected with:

(1)             any Charge (whether or not the Charge);

(2)             the existence of any transaction (whether or not an Authorised Transaction); or

(3)             the nature, quality, defectiveness, existence or relevance of any goods or services the subject of any transaction (whether or not an Authorised Transaction);

(i)                  it relates to an order which the customer has failed to pay and you cannot produce to Moneytech on request a bill or order form or other evidence of the goods or services the subject of the Charge bearing the customer’s signature;

(j)                 it relates to a transaction for which you have previously processed a Transaction Acceptance Instruction under this Agreement;

(k)              the amount of the Charge is altered by you or any other person in any way after you have issued a Transaction Acceptance Instruction in relation to the Charge;

(1)              in Moneytech’s opinion, it relates to a single transaction which has been split into two (2) or more Charges;

(m)          it is incurred through misleading, fraudulent or dishonest means, whether or not such means were know by you at the relevant time;

(n)              a payment Moneytech receives is wholly or partly avoided, or a claim is made to avoid it and that claim is upheld, conceded or compromised under any applicable law (including, but not limited to, any law relating to bankruptcy or liquidation);

(o)              it remains outstanding for more than thirty (30) days beyond the agreed ordinary trading terms between you and your customer;

(p)              it remains unpaid by your customer for a period of one hundred and twenty (120) days; or

(q)              it is otherwise treated as an Uncollectible Charge under this Agreement.

13.3  Deemed refusal to pay

For the purposes of clause 13.2(h), one of your customers shall be taken to have refused to pay for a Charge because of a dispute in relation to any matter referred to in clause 13.2(h) if the customer notifies you that it is in dispute with you in relation to any such matter, irrespective of the merits of the dispute, it being the intention that any disputes in relation to any such matters shall be at your sole risk and responsibility.

13.4  Approval Codes and Authorisations

A Charge can be an Uncollectible Charge notwithstanding that a Transaction Acceptance Instruction has been given in relation to that Charge.

13.5  Notice of Uncollectible Charge

Moneytech may give you written notice that a Charge is or may become an Uncollectible Charge pursuant to Clause 13.2 at any time and neither your obligation to reimburse Moneytech under clause 13.1 nor Moneytech’s authority under clause 10.4 to debit the Direct Credit account lapses or is waived by reason of any delay or compromise whatsoever, including a delay in giving you notice that a Charge is an Uncollectible Charge.

13.6  Repayment of amounts Moneytech or the Invoicing Entity receives

If Moneytech or the Invoicing Entity receive a payment relating to an Uncollectible Charge that has been reimbursed by you under clause 13.1, Moneytech or the Invoicing Entity, as applicable, will pay the amount of the payment to you, less any amount that Moneytech is entitled to deduct, withhold or set-off under this Agreement.

13.7  You must help with Moneytech enquiries

If Moneytech, acting reasonably, asks you anything about a Charge (including asking you to provide Moneytech with copies of any document relating to the Charge), you must promptly help Moneytech with Moneytech’s enquiry. If you do not answer Moneytech’s enquiry to Moneytech’s satisfaction within seven (7) days of the date of the enquiry, the Charge to which the enquiry relates will be treated as an Uncollectible Charge.

13.8  Fraudulent and Dishonest Charges and customer disputes

If you claim payment of a Charge from Moneytech which involves, or Moneytech suspects on reasonable grounds involves, fraud or dishonesty committed by you or any of your Associates or any other person, or in Moneytech’s opinion a dispute exists or arises between you and one of your customers concerning any transaction or the goods or services the subject of any transaction or the payment of money between you and the customer, Moneytech may do any combination of the following:

(a)         withhold payment of any Charge (whether or not the Charge relates to the dispute or the Charge involves fraud or dishonesty) claimed by you until Moneytech has had time to fully investigate the dispute or the fraud;

(b)         exercise Moneytech’s right of set-off under clause 17 in relation to any such withheld payment; or

(c)          treat as an Uncollectible Charge any Charge (whether or not the Charge relates to the dispute or the Charge involves fraud or dishonesty) claimed by you and which is disputed by the customer.

13.9  Lost, stolen or fraudulently misused

(a)         You must immediately notify Moneytech if you suspect that someone has fraudulently or dishonestly used your Confirmed Capital Account or the Moneytech Exchange.

(b)         You are liable for charges incurred by the use of your Confirmed Capital Account or Moneytech Exchange that has been accessed fraudulently or dishonestly by any person other than Moneytech or any of its Associates, whether or not you were in any way involved in or benefited from the dishonesty, fraud, theft or misuse, except to the extent caused by the fraud, negligence or breach of contract by Moneytech or any of its Associates. Your liability continues even in respect of dishonesty, fraud, theft or misuse occurring after you have notified Moneytech of the same.

13.9  Withholding payment upon notice

Should Moneytech become aware, or have reason to suspect, that a Withholding Event has occurred, or in Moneytech’s opinion is likely to occur, with respect to you or any of your Associates, Moneytech may withhold all or any part of any amounts thereafter payable by Moneytech to you under this Agreement.

14     EVENTS OF DEFAULT

14.1  Effect of Event of Default

Upon or at any time after the occurrence of an Event of Default, Moneytech may by notice to you declare that:

(a)         the Outstanding Moneys are immediately due and payable;

(b)         your access to the Moneytech Exchange is cancelled;

(c)          terminate this Agreement,

or make each of the declarations contained in this clause, respectively.

14.2  Repayment Obligation

You must upon receipt of a notice under clause 14.1 immediately pay the Outstanding Moneys in full.

14.3  Your performance to continue

If Moneytech makes any declaration under clause 14.1 (a) or (b), the declaration does not affect or diminish your duties and obligations under this Agreement and you must continue to perform your obligations under this Agreement as if the declaration had not been made, subject to any directions that may be given by Moneytech from time to time.

14.4  Enforcement

This Agreement may be enforced without notice to or consent by you, any guarantor of your performance of this Agreement or any other person even if Moneytech accepts any part of the Outstanding Moneys after an Event of Default or there has been any other Event of Default.

14.5  Enforcement expenses

You must pay to Moneytech, and hereby authorise Moneytech to charge to your account, all costs or expenses incurred by Moneytech or its contractors or agents (including all legal costs and collection agency fees) in enforcing or collecting payment of any amount due or in exercising any power under this Agreement.

14.6  No liability

Moneytech is not liable to you or any guarantor of your performance of this Agreement for any Loss that you or the guarantor may suffer, incur or be liable for arising out of or in connection with Moneytech exercising any power under this Agreement except to the extent of the fraud, negligence or breach of contract of Moneytech, or any of its Associates.

15     CONFIDENTIALITY

15.1  Confidentiality

2.                                      You acknowledge that all information you or your officers or employees receive in the course of dealing with any customers or Accountholders or Moneytech (including customer Accountholder and Buyer’s Account details) is Moneytech property.

(a)              You must:

(1)            hold that information in strict confidence; and

(2)            not disclose any of that information to any third party or use it for your own or another person’s benefit, or intended benefit, without Moneytech’s, the customer’s and the Accountholder’s written consent, as the case may be, except to the extent required by law or for the purposes of seeking legal or financial advice or otherwise on a confidential basis.

15.2  Credit assessments

(a)              For the purposes of these conditions Moneytech may carry out credit assessments and otherwise obtain, check and exchange with third parties information (including, but not limited to, credit reports) concerning you or your Associates.

(b)              If requested to do so by Moneytech, you must promptly obtain the consent of the relevant Associates so that Moneytech can exercise Moneytech rights under this clause 15.2.

16     SPECIAL WARNING BULLETINS

16.1  Moneytech may issue Special Warning Bulletins

Moneytech may make available to you through the Moneytech Exchange Special Warning Bulletins listing Buyer’s Accounts and customers that are no longer valid for use or entitled to transact through the Moneytech Exchange.

16.2     You must check Special Warning Bulletins

Whenever you receive, or are taken to have received, a Special Warning Bulletin, in relation to all transactions presented to you after the “Effective Date” shown on the bulletin, you must not permit a Charge to be incurred with you in relation to the transaction.

16.3     Notice of Special Warning Bulletins

Clauses 11.7 and 11.8 apply to Special Warning Bulletins as if references to statements of account in those clauses includes a reference to Special Warning Bulletins.

17               MONEYTECH RIGHT OF SET-OFF

17.1     Moneytech may set-off all payments

Where under this Agreement or any other agreement between Moneytech and you, or under any law or regulation, Moneytech is entitled to any payment, repayment or reimbursement from you (including, but not limited to, any payment by indemnity), Moneytech may, without any notice to or demand against you, set-off the payment, repayment or reimbursement against amounts due and payable to you under this Agreement.

17.2     Accountholders associated with you

You must not accept a transaction on a Buyer’s Account held by any of your associates. Where any amount is charged to a Buyer’s Account by any of your Associates as a result of a written authorisation from Moneytech and that charge is not paid within two (2) days of the due date, Moneytech may deduct that amount from any amount payable to you under this Agreement.

17.3     You must pay Moneytech on demand

If there is no amount against which Moneytech can set-off an amount due and payable by you under this Agreement, you must pay Moneytech the amount you owe Moneytech within two (2) Business Days of demand.

18               SECURITY GUIDELINES

18.1     Confirmed Capital Account and Code Security Guidelines

(a)              The security of your Confirmed Capital Account and their respective Codes (such as their PIN) is very important. This clause outlines your basic obligations concerning your Confirmed Capital Account and Code security and contains some suggestions to help you meet these obligations. If you do not keep your Confirmed Capital Account and the Codes secure, you may be liable for transactions on your behalf that were not made by you.

(b)                  It is your responsibility and the responsibility of each Accountholder:

(1)              not to allow anyone other than the Primary Accountholder or the Supplementary Accountholder to use the applicable Confirmed Capital Account;

(2)              not to disclose the Code applicable to the relevant Confirmed Capital Account to any other person other than the Primary or Supplementary Accountholder;

(3)              not to record the Code applicable to the relevant Confirmed Capital Account in an unsecure location;

(4)              not to allow any other person to see the Accountholder entering his or her Code when using or accessing the Moneytech Exchange.

(c)               You must not store or allow any Accountholder to store his or her Code in any electronic device (such as a personal computer or electronic organiser) which another person may easily access.

18.2     Things you must tell us

(a)                  If you know or suspect that:

(1)              a Confirmed Capital Account has been used in an unauthorised way;

(2)              a Confirmed Capital Account number has been used in an unauthorised way;

(3)              the Moneytech Exchange has been used in an unauthorised way; or

(4)              a Code has become known by or given to someone else,

you must tell us immediately by contacting Customer Service, 24 hours a day on 1300-858-905 if calling within Australia or reverse charges on +61(2) 9497-7300 if calling outside Australia.

(b)              At the time of your report, you will be given a notification number (or other form of acknowledgment) which you should write down and keep as evidence of the date and time of your report. You must confirm your report in writing to Moneytech as soon as possible by faxing your report to 1300-858-905 or posting it to Fraud Security Team, PO Box 1094, Pymble, NSW, 2073.

19               CANCELLATION

19.1     Cancellation by Moneytech

Without limiting clause 14.1, Moneytech may cancel a Confirmed Capital Account and cancel the Accountholder’s or your right to access the Moneytech Exchange at any time with or without cause upon giving 180 days’ notice in writing. Upon expiry of the notice period, the Accountholder must immediately stop using the Confirmed Capital Account and the Moneytech Exchange. If Moneytech reinstates the Accountholder’s access to the Confirmed Capital Account at any time after cancellation, this Agreement will continue to apply to the use by the Accountholder of the Confirmed Capital Account and the Moneytech Exchange.

19.2     Cancellation by the Accountholder

(a)              An Accountholder may cancel his or her account access at any time upon giving 180 days’ notice in writing. Any such cancellation will not be effective until Moneytech has received a written request from the Accountholder asking Moneytech to cancel his or her account access.

(b)              You must ensure that the Accountholder advises Moneytech immediately on the Accountholder ceasing to be employed by the customer for whatever reason.

19.3     Cancellation by you

(a)              The Confirmed Capital Account is issued at your direction and may be cancelled by you at any time in accordance with this clause 19.3 upon giving 180 days’ notice in writing, or, if Moneytech notifies you of a variation of the Fee Schedule under clause 28, upon giving 14 days’ notice in writing

(b)              You may cancel your Confirmed Capital Account by sending a written request to Moneytech providing 180 days’ notice. Any such cancellation will usually be effective from the Business Day after expiry of the notice period.

(c)               The access to the Moneytech Exchange conferred on the Accountholder must be cancelled by you if the Accountholder ceases employment with you.

19.4     Action on cancellation

If the Confirmed Capital Account and/or access to the Moneytech Exchange is cancelled under clause 19.2(a) or 19.3(b), you must ensure that the relevant Accountholder does not make any further use of the Moneytech Exchange.

20               SUSPENSION

(a)              Moneytech can suspend an Accountholder’s right to access to the Moneytech Exchange at any time without notice:

(1)              if you are or any Accountholder is in default under this Agreement;

(2)              if Moneytech suspects that the Buyer’s Account, the Confirmed Capital Account or the Moneytech Exchange has been used fraudulently, dishonestly or improperly by you, any Accountholder or any other person; or

(3)              to prevent loss to either you and/or Moneytech.

(b)              If Moneytech does this, you must not use and must ensure that the Accountholder does not use the Moneytech Exchange until such time as Moneytech advises you that the Confirmed Capital Account has been reactivated or reinstated. The suspension of the use of the Moneytech Exchange:

(1)              does not affect your obligations under this Agreement; and

(2)              does not of itself give rise to any liability on the part of Moneytech on any account (including negligence) whatsoever.

21               INDEMNITIES, NO LIABILITY

21.1     General indemnity

Subject to any applicable law to the contrary, you indemnify Moneytech and the Invoicing Entity against all Loss (whether direct or indirect) that Moneytech and the Invoicing Entity suffers, incurs, pays or is liable for in respect of or in connection with:

(a)              your breach of any of your obligations under this Agreement;

(b)              any dispute between you and an Accountholder or one of your customers;

(c)               any Taxes now or in future assessed, levied, imposed or collected by any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department or authority in respect of the use of the Moneytech Exchange to buy goods or services from you, any Charge or any transaction under, or contemplated by, this Agreement;

(d)              a claim by an Accountholder or one of your customers against you or Moneytech for any Loss or to recover an amount from you or Moneytech for misrepresentation, breach of contract or failure of consideration relating to goods or services bought from or supplied by you;

(e)               outages, faults or delays in any of your computer systems or any infrastructure or systems connected to your computer systems or any corruption of data caused by, or in any way attributable to, your use or the use by a Accountholder or one of your customers of any Confirmed Capital Account, Buyer’s Account or the Moneytech Exchange, as the case may be;

(f)                the goods or services purchased by customers using the Buyer’s Account or the Moneytech Exchange;

(g)               the exercise by Moneytech of any of its powers under this Agreement;

(h)              any loss, costs or expenses incurred as a result of or in connection with the action or inaction of any third party (other than an Associate of Moneytech) or as a result of any matter which is outside Moneytech’s control;

(i)                  any loss, costs or expenses incurred as a result of or in connection with any fraudulent or improper use of the Confirmed Capital Account, Buyer’s Account or the Moneytech Exchange; or

(j)                 any loss, costs or expenses incurred as a result of or in connection with the improper use of the Confirmed Capital Account,

except in each case to the extent caused by the fraud, negligence or breach of contract of Moneytech or any of its Associates.

21.2     Continuing indemnities

Each of your indemnities in this Agreement:

(a)                  is a continuing obligation, despite any settlement of account or anything else that occurs;

(b)                  remains in force until all money owing, contingently or otherwise, under the indemnity has been paid in full;

(c)                   is an additional, separate and independent obligation; and

(d)                  continues after the agreement ends.

21.3     No liability

In addition to clause 4.4, Moneytech is not liable for any Loss (whether direct or indirect) you suffer, incur, pay or are liable for in respect of or in connection with:

(a)              any dispute between you and an Accountholder or one of your customers about the supply, use or quality of goods or services;

(b)              your possessing, operating, controlling or using the Confirmed Capital Account or the Moneytech Exchange;

(c)               a claim by an Accountholder or one of your customers against you for damages or to recover an amount from you for misrepresentation, breach of contract or failure of consideration relating to goods or services bought from or supplied by you;

(d)              outages, faults or delays in any of your computer systems or any infrastructure or systems connected to your computer systems or any corruption of data caused by, or in any way attributable to, the use by an Accountholder or one of your customers;

(e)               any failure, error or delay occurring through or by reason of the Moneytech Exchange or the use or effect of a Confirmed Capital Account;

(f)                the Moneytech Exchange not being available or accessible for any reason (including the negligence of Moneytech);

(g)               the goods or services purchased using the Buyer’s Account or the Moneytech Exchange;

(h)              the exercise by Moneytech of any of its powers under this Agreement;

(i)                  any loss, costs or expenses incurred by you as a result of or in connection with the action or inaction of any third party other than an Associate of Moneytech or as a result of any matter which is outside Moneytech’s control;

(j)                 any loss, costs or expenses incurred by you as a result of or in connection with any fraudulent or improper use of the Confirmed Capital Account, Buyer’s Account or the Moneytech Exchange; or

(k)              any loss, costs or expenses incurred by you as a result of or in connection with the improper use of the Confirmed Capital Account,

except in each case to the extent caused by the fraud, negligence or breach of contract by Moneytech or any of its Associates.

21.4     Not liable for consequential Loss etc

Except as required by law, Moneytech will not be liable for any indirect or consequential Loss that you may suffer or incur as a result of or in connection with:

(a)                  Moneytech failing to carry out its obligations under this Agreement;

(b)                  Moneytech attempting to carry out its obligations under this Agreement; or

(c)                   any other act, negligence or default of Moneytech.

21.5     Exclusions

To the extent permitted by law all warranties implied into this Agreement by law are excluded. The liability of Moneytech under or in relation to any warranty or condition implied into this Agreement by law which cannot be excluded, is limited to one or more of the following at the option of Moneytech: (i) in the case of goods, the replacement or repair of the goods or payment of the cost of having the goods replaced; or (ii) in the case of services, the supply of the services again or payment of the cost of having the services supplied again.

22               FEES AND TAXES

22.1     General

(a)              Moneytech is irrevocably authorised to charge you for any Fee that is due and payable. The Fees that may be charged to you by Moneytech are detailed in the Fee Schedule and/or may be set out in written correspondence agreed between you and Moneytech.

(b)              You are liable for any tax, duty or other charge imposed by law in Australia (including stamp duty or goods and services tax, unless otherwise stated to be included in the price) incurred by Moneytech, or for which Moneytech is liable to reimburse another person, in respect of the supply or use of a goods or services provided through the Moneytech Exchange or any other transaction involving one of your customers or a payment or charge for the benefit of one of your customers.

22.2     GST

(a)              In this clause 22.2:

Adjustment has the same meaning given to that term in the GST Act;

Adjustment Note has the same meaning given to that term in the GST Act;

Consideration means consideration payable under this Agreement in return for a Taxable Supply, but does not include any amount on account of GST;

GST has the same meaning given to that term in the GST Act;

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth);

Input Tax Credit has the same meaning given to that term in the GST Act, but also includes a reduced input tax credit under Division 70 and an adjusted input tax credit under Division 132 of the GST Act;

Recipient has the same meaning given to that term in the GST Act;

Supplier means the entity making a Supply to the Recipient; and

Supply has the same meaning given to that term in the GST Act.

(b)              Except as otherwise provided by this clause 22.2, all Consideration payable under this Agreement in relation to any Supply is exclusive of GST.

(c)               To the extent that any Supply under this Agreement constitutes a Taxable Supply, the Consideration payable by the Recipient to the Supplier will be increased by the applicable amount of GST (GST Amount), which shall be calculated by multiplying the amount upon which GST is payable by the prevailing rate of GST.

(d)              Any GST Amount must be paid by the Recipient to the Supplier at the same time and in the same manner as the relevant Consideration is paid or given under this Agreement, without any right of set-off or deduction (unless otherwise provided in this agreement).

(e)               If this Agreement require the Recipient to pay, reimburse or contribute to any expense, loss or outgoing suffered or incurred by the Supplier (Relevant Expense), the amount which the Recipient must pay, reimburse or contribute will be the amount net of any Input Tax Credits to which the Supplier is entitled in respect of the Relevant Expense, together with any GST Amount if the payment, reimbursement or contribution constitutes a Taxable Supply by the Supplier to the Recipient.

(f)                The Supplier must provide to the Recipient a valid Tax Invoice at or prior to the time of payment of any GST Amount.

(g)               To the extent that any Adjustment occurs in relation to a Taxable Supply, the Supplier must issue an Adjustment Note to the Recipient within 7 days of becoming aware of the Adjustment, and any payment necessary to give effect to such Adjustment must be made within 7 days after the date of receipt of the Adjustment Note.

23               RECEIVABLES AND RETENTION OF TITLE PROVISIONS

23.1     Application of Clause

This clause applies if Moneytech takes (whether in law or in equity) an assignment of or procures another person to take an assignment of the chose in action (or receivable) representing the moneys owing by one of your customers to you in respect of the sale of goods or services the subject of a Transaction Acceptance Instruction.

23.2     Retention of Title Provisions

Despite the terms of purchase between one of your customers and you, you acknowledge to and agree with Moneytech that

(a)              payments by Moneytech to you in respect of and Charges against the Buyer’s Account reflects the assignment to the Invoicing Entity, of your right title and interest in:

(1)              the chose in action (or receivable) representing the moneys owing by the customer to you in respect of the sale of goods the subject of each Transaction Acceptance Instruction; and

(2)              to the extent that the subject of a Transaction Acceptance Instruction is goods, the goods;

(b)              for the purposes of section 12 of the Conveyancing Act, this Agreement constitutes sufficient notice of the assignment of each of the relevant receivables from you to Moneytech or the relevant assignee, as the case may be, as and when each Authorised Transaction occurs;

(c)               without limiting the force or effect of any other term and condition, Moneytech or the relevant assignee may enforce against the customer repayment of the relevant chose in action (or receivables) upon the occurrence of any Event of Default or Potential Event of Default;

(d)              the terms of each transaction constituting an Authorised Transaction for the purchase of goods from you shall be taken to contain provisions to the effect of the provisions set out in the Retention of Title Provisions in Schedule 2; and

(e)               you will not be entitled to claim and must not claim any legal or beneficial title in or to the relevant goods involved in each such transaction other than strictly in accordance with the Retention of Title Provisions in Schedule 2.

24               PERIOD OF AGREEMENT

24.1     Ending agreement with notice

The agreement continues until you or Moneytech end it by giving 180 days’ written notice to the other. The notice takes effect on the date it is given.

24.2     Continuing obligations

All your debts and monetary liabilities to Moneytech and all of Moneytech’s rights of set off, withholding, reimbursement and indemnity under this Agreement continue after the agreement ends.

25               GENERAL PROVISIONS

25.1     Governing law

These conditions are governed by the laws of New South Wales. You submit to the non-exclusive jurisdiction of the courts of New South Wales.

25.2     Certificate conclusive

A certificate signed by a Moneytech officer stating the amount you owe Moneytech under these conditions is conclusive evidence of the amount of your liability to Moneytech at the date of the certificate, unless there is manifest error.

25.3     Right of access

Moneytech may enter the Premises during your normal business hours with (unless an Event of Default subsists) reasonable notice to:

(a)              remove or protect any of Moneytech’s property that is in your possession; or

(b)              take copies of any documents in your possession relating to any transactions involving the use of a Buyer’s Account or any transaction undertaken through the use of a Buyer’s Account.

25.4     Change of Premises

You must promptly give Moneytech written notice if you change the address where you carry on business or start carrying on business at any place other than the Premises specified in the Application Form.

25.5     Notice of Withholding Events

You must promptly give Moneytech written notice of the relevant event if:

(a)                  you become aware that you or any of your Associates are subject to or are involved in a Withholding Event;

(b)                  your business or, if owned by you, the Premises are sold, assigned, leased or transferred;

(c)                   any event occurs that might prevent or restrict you from meeting your obligations under this Agreement; or

(d)                  you become aware that any of your Associates is declared bankrupt or becomes unable to pay his or her debts.

25.6     Assignment restricted

(a)              You may not assign or transfer any of your rights or obligations under the agreement without Moneytech’s prior written consent.

(b)              Moneytech may assign or transfer any of Moneytech rights or obligations under the agreement without your prior consent.

25.7     Notices to you

(a)              Subject to clauses 25.7(e) and (f), a notice, direction or other information (including a Special Warning Bulletin) to be given to you in writing under these conditions (each called a notice) must be legible and may be posted, faxed or sent by email or other electronic messaging system to your address for service as set out in Item 4 of Schedule 1 or otherwise made available to you through the Moneytech Exchange.

(b)                  A notice is regarded as given to you:

(1)              if posted, 2 Business Days after the date it is posted;

(2)              if faxed, when transmitted to you; or

(3)              if sent by email or other electronic messaging system, when sent to your computer system or your email or electronic messaging system account

(4)              if made available through the Moneytech Exchange, when it is posted on the Moneytech Exchange,

but if delivery or receipt is on a day which is not a Business Day or is after 5pm (addressee’s time), it is regarded as received at 9am on the next Business Day.

(c)                   A notice sent by facsimile, email or other electronic messaging system is regarded as legible unless, within 24 hours after the transmission is received or regarded as received, you:

(1)              give Moneytech written notice that it is not legible; or

(2)              telephone Moneytech and tell Moneytech that it is not legible.

(d)              In this clause 25.7 address means your address, facsimile number or email or other electronic messaging address set out in Item 4 of Schedule 1 or otherwise as last known to Moneytech.

(e)               Despite clause 25.7(a), notices will not generally be sent to you but will be made available for your review though the Moneytech Exchange by any Approved Medium and need not be in any physical or tangible form. Accordingly, for the purposes of this Agreement, you shall be taken to have been given a notice if the notice is made available for review by you through the Moneytech Exchange as and from the time the notice is posted on the Moneytech Exchange even though you may not have actual knowledge of such particulars.

(f)                You agree that, except where separate notices are required to be given by law, notice given by Moneytech to either of you or the Primary Accountholder in accordance with this Agreement constitutes notice to the other.

25.8  Notices to Moneytech

(a)              A notice to be given to Moneytech in writing under this Agreement must be legible and may be posted, faxed or sent by email or other electronic messaging system to Moneytech’s address for service as set out in Item 4 of Schedule 1.

(b)              A notice is regarded as given to Moneytech:

(1)              if posted, 2 Business Days after the date it is posted;

(2)              if faxed, when transmitted to Moneytech; or

(3)              if sent by email or other electronic messaging system, when sent to Moneytech’s computer system or email or electronic messaging system account,

but if delivery or receipt is on a day which is not a Business Day or is after 4pm (Sydney time), it is regarded as received at 9am on the next Business Day.

(c)                   A notice sent by facsimile, email or other electronic messaging system is regarded as legible unless, within 24 hours after the transmission is received, Moneytech:

(1)              gives you written notice that it is not legible; or

(2)              telephones you and tells you that it is not legible.

(d)              In this clause 25.8 address means Moneytech address, facsimile number or email or other electronic messaging address set out in Item 4 of Schedule 1 or otherwise as last notified to you.

26               WAIVER

No failure or delay by Moneytech in exercising its rights under this Agreement constitutes a waiver of those rights. Any waiver by Moneytech must be in writing and signed by an officer of Moneytech.

27               TIME OF THE ESSENCE

In relation to the performance of this Agreement by you or a Accountholder, time shall be of the essence.

28               VARIATIONS TO THIS AGREEMENT

(a)              Moneytech may vary this Agreement (including introducing or changing a fee or any interest due by you) at any time by giving you notice of the variation whether in writing or in or by way of an Approved Medium. Such notice may be given to you by being addressed to Authorised Merchants generally as a group (and not to you specifically). The variation takes effect on the day specified in Moneytech’s notice.

(b)              Without limiting clause 28(a), Moneytech may vary any Special Warning Bulletin, Summary of Charges, Processing Guidelines, MSF Fees or MSF Rates (without giving you any written notice) by publishing the varied material on the Moneytech Exchange (or by any other means) as applying generally to Authorised Merchants and any such variation will apply to this Agreement and bind you accordingly.

(c)               This clause does not qualify or restrict the method by which this Agreement or any Special Warning Bulletin, Summary of Charges, Processing Guidelines, MSF Fees or MSF Rates may otherwise be varied.

(d)              You acknowledge, warrant and represent to Moneytech that:

(i)                 no representation has been made by Moneytech and relied upon by you in accepting this Agreement, except as expressly set out by Moneytech in this Agreement; and

(ii)              all previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting this Agreement are merged in and superseded by this Agreement and will be of no force or effect and no party will be liable to any other party in respect of those matters.

29               INVOICING ENTITY

Moneytech and the Invoicing Entity agree that:

(a)              the Invoicing Entity must only issue invoices to your customers at your direction and in the form and for the amounts and in all other respects as specified by you;

(b)              the Invoicing Entity must not engage in any business other than issuing invoices or, where necessary, credit notes in accordance with Clause 2.5, to your customers and performing its obligations and exercising its rights under this Agreement;

(c)               You are to act as agent of the Invoicing Entity in which capacity you will create invoices on behalf of the Invoicing Entity which must bear the Invoicing Entity’s name, ABN and bank account details and specify that payment of the said invoices is to be made to the said bank account established and operated by Moneytech;

(d)              Should you fail or be unable to fulfil your obligations as agent of the Invoicing Entity in accordance with Clause 29, you acknowledge and agree that the Invoicing Entity shall be entitled to issue invoices to customers in its own right for any transaction relating to a Charge which has not been invoiced by you as agent.

(e)               if you direct at any time, the Invoicing Entity must as soon as reasonably practicable change its name so as to cease using the name of the party named and described in Item 2 of Schedule 1 or any derivative of that term in its name;

(f)                You acknowledge and agree that Moneytech will withhold a Reserve Amount, as disclosed in the fee schedule, being a percentage of your Aggregate Limit, or such other amount as Moneytech may specify from time to time in the Fee Schedule

(g)               The Reserve amount will be held by Moneytech in a separate Westpac bank account in the name of the Invoicing Entity.

(h)              if any of Moneytech or the Invoicing Entity breaches their obligations under paragraph (g) above, the relevant Buyer’s Account or Charge is not and may not ever be declared to be an Uncollectible Charge;

(i)                  Upon termination of this Agreement and following full and final payment of all monies owing to Moneytech, Moneytech will arrange to:

(i)                  reimburse the Reserve Amount to you;

(ii)               close the Invoicing Entity’s bank account; and

(iii)            cease to use your name in connection with the Invoicing Entity.

30     PERSONAL PROPERTY AND SECURITIES ACT (PPSA)

30.1   The parties:

(a)              agree that this Agreement and/or any receivable or chose in action assignable or assigned from you to Moneytech and/or the Invoicing Entity under these terms and conditions creates a registrable security interest under the PPSA;

(b)              acknowledge the right of Moneytech and/or the Invoicing Entity to register a financing statement under the PPSA with respect to such security interest;

(c)               acknowledge the right of Moneytech and/or Invoicing Entity to exercise all of the remedies afforded to it as a secured party under the PPSA without prejudice to any other rights or remedies arising out of a breach by you or any other party of any agreement with Moneytech and/or Invoicing Entity; and

(d)              agree that the Buyers Account sold pursuant to clause 8.9 is collateral for the purposes of the PPSA.

30.2   You waive any right you have under the PPSA to receive notice in relation to any registration events or to claim damages available under the PPSA

30.3   All your present and after acquired property is collateral for the purposes of the PPSA.

30.4   Any receivable or chose in action which are to be assigned or have been assigned under this Agreement, or any proceeds realised from any such receivable or chose in action, are collateral for the purposes of the PPSA.

30.5   The parties acknowledge that none of them will disclose information of the kind specified in Section 275 (1) of the PPSA.

30.6   At the election of Moneytech to be exercised at any time in its absolute discretion, any section of the PPSA specified in Section 115 will not apply to the extent permitted by Section 115.

30.7         You must pay the costs, charges and expenses of and incidental to registering a security interest or any action taken by Moneytech and/or the Invoicing Entity to comply with the PPSA (including any demand given under section 178 of the PPSA).

SCHEDULE 1

Item 1	This 23 day of May, 2012
(Date)

Item 2	Name:	Bleach Pty Ltd
(You)	ACN:	095 987 214
	Address:	14 Mentmore Avenue
Rosebery NSW 2018

Item 3	Name:	Bleach Finance Pty Ltd
(Invoicing Entity)	ACN:	155 475 406
	Address:	Level 6, 97 Pacific Highway
North Sydney NSW 2060

Item 4	Name:	Moneytech Finance Pty Limited
(Addresses for Service)	Address:	Level 6, 97 Pacific Highway
North Sydney NSW 2060
	Telephone:	1300 858 904
	Facsimile:	1300 858 906
	Attention:	Hugh Evans

	Name:	Bleach Pty Ltd
	Address:	14 Mentmore Avenue
Rosebery NSW 2018
	Phone:	(02) 8373 9300
	Facsimile:	(02) 8373 9399
	Attention:	Mark Byers

	Name:	Bleach Finance Pty Ltd
	Address:	Level 6, 97 Pacific Highway
North Sydney NSW 2060
	Phone:	1300 858 904
	Facsimile:	1300 858 906
	Attention:	Hugh Evans

Item 5	New South Wales
(State or Territory)

SCHEDULE 2

RETENTION OF TITLE PROVISIONS

Effective Date: 30 January 2012

The following are the Retention of Title Provisions applying to the use of a Buyer’s Account with effect from and including the abovementioned Effective Date.

1.              In respect of the supply by you of goods (hereinafter referred to as the “Goods”) by way of the use of and charges to the Buyer’s Account, the customer accepts delivery of the Goods upon the following terms and conditions.

2.              It is the responsibility of the customer to ensure, when ordering, that all the Goods ordered are in conformity with the customer’s requirements.

3.              All risk of loss, damage or other injury to the Goods passes from you to the customer upon delivery of the Goods to the customer.

4.              Notwithstanding clause 2, title to and property in the Goods does not pass from you to the customer and the legal and beneficial ownership of the Goods remains with you until the customer has paid to you the purchase price (and any additional charges, taxes or duties):

1.         for the Goods; and

2.         for any and all other goods,

supplied by you to the customer.

5.              Until the title to and property in the Goods passes to the customer in accordance with clause 3, the customer holds the Goods as your fiduciary and as bailee for you and, without prejudice to your other rights:

(a)         the customer must keep the Goods marked and apart from all other goods so as to distinguish and separate the Goods from other goods and show clearly that they belong to you (and in this regard identifying numbers, plates, marks and other features affixed to the Goods shall not be obliterated, altered, defaced, removed or obscured);

(b)         you permit the customer to sell the Goods to its customers on commercially reasonable terms as its fiduciary, but the benefit and the proceeds of the sale representing the purchase price (and any additional charges, taxes or duties) for the Goods belong to you absolutely;

(c)          if you sell or attempt to sell the Goods, the customer must not represent to any person that it is acting for you. You will not be bound by any agreement in relation to the Goods that the customer may make or enter into;

(d)         upon the Goods being sold by it, the customer holds the proceeds of the sale representing the purchase price (and any additional charges, taxes or duties) for the Goods on trust for or otherwise for your benefit and must immediately pay those proceeds into a separate bank account on trust in your name or as nominated by Moneytech, on the basis that it is not permitted to withdraw those proceeds other than as provided in clause 4(d);

(e)          notwithstanding any other clause in this Agreement, the customer must pay the purchase price (and any additional charges, taxes or duties) to you from the bank account immediately after receiving the proceeds of sale and depositing them in the bank account;

(f)           you may recover, or require immediate re-delivery of, the Goods on demand and for the purpose of such recovery or re-delivery you may, and the customer hereby grants to you, your officers, servants or agents full and unrestricted licence to, enter upon the premises of the customer (or other premises at which the Goods may be located) to remove the Goods from such premises;

(g)          if the Goods are damaged or destroyed, the customer must (amongst other things) pay to you any proceeds recovered on insurance relating to the Goods;

(h)         the customer must not combine the Goods with any other goods in such a way as to make it impossible to separate or distinguish the Goods from the other goods;

(i)             if the Goods are damaged or destroyed, the customer must pay to you forthwith any proceeds recovered on insurance relating to the Goods

6.              The customer indemnifies you against, and must pay to you, immediately upon demand, all and any loss, damages, cost, charge, or expense or other liability (including but not limited to consequential loss, loss of profits and legal costs) whatsoever and howsoever incurred or sustained by you, as a result of or in relation to the exercise by you of your rights under this Agreement on a full indemnity basis.

7.              Nothing in this Agreement confers upon the customer any right to return the Goods or to refuse or delay payment for them.

8.              You may sell or assign your rights, title and interest in the Goods (as described in this Agreement) and the benefit of this Agreement to any person (the “Assignee”) to whom is sold or assigned (whether in law or in equity) the chose in action representing the benefit of the outstanding purchase price for the Goods and upon any such sale or assignment, this Agreement shall be read and construed as if reference to you included a reference to the Assignee.

9.              Where a sub-clause, or a part of a sub-clause, of this Agreement is void, invalid, or unenforceable, it may be severed without affecting the enforceability of any other sub-clause or part of a sub-clause.

EXECUTED AS AN AGREEMENT

Executed for and on behalf of MONEYTECH	)
FINANCE PTY LIMITED (ACN 112 110 906))
pursuant to section 127 of the Corporations	)
Act 2001:	)
/s/ Hugh Evans	) ) ) )	/s/ Mark Cameron
Signature of Director/Secretary	)	Signature of Director
)
)
)
HUGH EVANS	)	MARK CAMERON
Name of Director/Secretary	)	Name of Director

Executed for and on behalf of Bleach Pty Ltd	)
(ACN 095 987 214) pursuant section 127)
of the Corporations Act 2001:	)
)
)
)
/s/ Mark Byers	)
Signature of Sole Director	)
)
)
)
MARK BYERS	)
Name of Sole Director	)

Executed for and on behalf of Bleach Finance Pty	)
Ltd (ACN 155 475 406) pursuant to section 127)
of the Corporations Act 2001:	)
/s/ Hugh Evans	) ) ) )
Signature of Sole Director	)
)
)
)
HUGH EVANS	)
Name of Sole Director	)
)